EXHIBIT 10.23

                            SHORT-TERM LOAN AGREEMENT


Party A: Shanghai LiKang Disinfectant Hi-Tech Company, Limited.

Party B: Shanghai LiKang Biological Hi-Tech Company, Limited.

For Party B's working capital, Party A and Party B have agreed on following terms.

   1. Party A agree to lend Party B RMB 5,000,000.00, monthly interest 0.558%;

   2. The term of the loan is nine month;

   3. Party B agree to return the loan within nine month;

   4. If over nine month, 0.03% interest per day will be charged as penalty;

   5. This agreement is effective as soon as both party sign and put on stamp;

   6. Each party hold one copy of this agreement.

Party A
Shanghai LiKang Disinfectant Hi-Tech Company, Limited.
Stamp

/s/ Xue Lian Bian
-----------------
Xue Lian Bian


Party B
Shanghai LiKang Biological Hi-Tech Company., Limited
Stamp

/s/ Wei Guan
------------
Wei Guan

Date:  January 02, 2007